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                                                                Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Krause's Furniture, Inc.

We consent to the use of our report included herein.

/s/ KPMG Peat Marwick LLP
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KPMG PEAT MARWICK LLP


Cleveland, Ohio
May 10, 1996